EMPLOYMENT AGREEMENT

          THIS AGREEMENT, dated October 1, 2004 is made by and between Interpool, Inc., a Delaware corporation (the "Company"), and Herbert Mertz (the "Executive").

           WHEREAS, the Board desires that the Company continue to employ the Executive and the Executive desires to continue to furnish services to the Company on the terms and conditions hereinafter set forth; and

          WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

           WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially unsettling circumstances arising from the possibility of a Change in Control.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

          l. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

          2. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue such employment, on the terms and conditions hereinafter set forth.

          3. Term of Agreement. The Term of this Agreement shall commence on January 1, 2005 and shall continue in effect through December 31, 2005. This stipulated Term shall not effect the common stock purchase options to be granted on the date above written pursuant to paragraph 6 (g) hereof. It is expressly understood and agreed that on or before June 30, 2005, the Company shall present the Executive with either (i) an Employment Agreement for an additional one year term which may be accepted or rejected by the Executive or (ii) notice not to extend the Term; and provided further, however, that in the event that a Change in Control occurs during the Term, the Term and the terms and conditions of this Agreement without exception shall expire no earlier than thirty (30) months following the date of such Change in Control.

          4. Position and Duties. During the Term, the Executive shall serve as Executive Vice President and Chief Administrative Officer of the Company and shall have those powers and duties of a management nature consistent with such positions as are assigned to him from time to time by the Chairman and Chief Executive Officer of the Company and President of the Company. In the performance of his duties hereunder, the Executive shall report to the Chairman and Chief Executive Officer and President of the Company. During the Term, the Executive shall devote substantially all of his full business time, attention and energies to the business of the Company as shall be necessary for him to carry out his obligations hereunder.

          5. Place of Performance. During the Term, the Executive shall be based at the Company's offices in Princeton, New Jersey, except for travel reasonably required for the performance of the Executive's duties hereunder.

          6. Compensation and Related Matters.

                     (a) Base Salary. During the Term, the Company shall pay the Executive an annual base salary at a rate not less than $288,750.00 (the "Base Salary") payable in accordance with the Company's regular payroll practice.

                     (b) Bonus. During the Term, the Executive shall be entitled to receive an annual target bonus to be defined by the Compensation Committee at the beginning of the term. Annual bonus shall be deemed earned and paid upon the consummation of the yearly objectives unless the Executive and the Company shall mutually agree to a deferred payment date.

                     (c) Employee Benefits/Expenses. During the Term, the Executive shall be entitled to participate in any health insurance, life insurance and other employee benefit plans and programs which may now be in effect or which may hereafter be adopted by the Company, under the same terms of participation as shall be offered to the employees of the Company generally. The Company shall reimburse the Executive for all reasonable business expenses incurred by the Executive in performing his duties hereunder upon the presentation of itemized statements and receipts for such expenses.

                     (d) Automobile Allowance. During the Term and any renewals thereof, the Company shall lease or purchase, or provide an adequate automobile allowance for the Executive's leasing or purchase of, an automobile of make and model as determined by the Company for the Executive's use. The Executive shall cause the vehicle to be properly insured and maintained and the Company shall reimburse the Executive for the expense of such insurance, routine maintenance and service and repair of the vehicle upon the presentation of itemized statements and receipts for such expenses.

                     (e) Vacation. The Executive shall be entitled to vacation of five (5) weeks per year without reduction in compensation. Unused vacation time may be carried forward into the following year subject to the limitation that not more than eight weeks may be available for use in any one calendar year.

          7. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 8 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits under the circumstances described herein.

          8. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (a) the date which is six months following the date of an agreement entered into by the Company, the consummation of which would result in a Change in Control, or the public announcement by the Company or any Person of an intent to take actions which, if consummated, would result in a Change in Control, (b) the date of a Change in Control, (c) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, or Disability, or (d) the termination by the Company of the Executive's employment for any reason.

          9. Termination of Employment. The Executive's employment hereunder may be terminated under the following circumstances, in each case subject to the provisions of this Agreement.

                     (a) The Executive's employment hereunder shall terminate upon his death.

                     (b) The Company may terminate the Executive's employment hereunder for Disability or for Cause.

                     (c) The Executive may terminate his employment hereunder for Good Reason.

                     (d) The Company may terminate the Executive's employment hereunder other than for Cause or Disability, and the Executive may terminate his employment hereunder other than for Good Reason, in each case subject to the provisions of this Agreement.

          10. Compensation During Period of Incapacity. During any period during the Term that the Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full Base Salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period (other than any disability plan), until the Executive's employment is terminated by the Company for Disability.

          11. Compensation Upon Termination of Employment.

                     (a) Death or Disability. If the Executive's employment is terminated during the Term by reason of his death or Disability, the Company shall pay to the Executive (or his legal representatives or estate or as may be directed by the legal representatives of her estate, as the case may be) (i) on the Date of Termination, the Executive's full Base Salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination, (ii) on the Date of Termination, any accrued but unpaid earned bonus and accrued but unused vacation days as of the Date of Termination and (iii) the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination. The amounts described in clauses (i), (ii) and (iii) of this Section 11 (a) are hereinafter referred to herein as the "Accrued Obligations."

                     (b) Termination By the Company for Cause or By Executive Other than for Good Reason. If the Executive's employment shall be terminated during the Term by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Obligations.

                     (c) Termination By the Company Other than for Cause or Disability or By Executive for Good Reason. If the Executive's employment is terminated during the Term by the Company other than for Cause or Disability or by the Executive for Good Reason, the Company shall pay to the Executive the Accrued Obligations and the Severance Payments and benefits described in Section 12 below.

          12. Severance Payments and Benefits.

                     (a) Severance Entitlement. If the Executive's employment is terminated during the Term under the circumstances described in Section 11(c) hereof, in consideration of the Executive's covenants set forth in this Agreement, including the covenant not to compete set forth in Section 15 hereof, the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 12(a) (the "Severance Payments"), in addition to the Accrued Obligations to which the Executive is entitled under Section 11(c) hereof. The payments provided in subsections (i) and (iii) of this Section 12(a) shall be paid not later than the fifth day following the Date of Termination.

                                (i) In lieu of any further Base Salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to two and one-half (2.5) times the sum of (A) the Executive's then current Base Salary or, if higher, the Base Salary in effect immediately prior to any reduction that would constitute Good Reason, and (B) the Executive's most current bonus in effect as of the Date of Termination or, if higher, the minimum annual bonus in effect immediately prior to any reduction that would constitute Good Reason.

                                (ii) For the thirty (30) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents health, life, disability and accident insurance benefits under the then current plans in effect and offered to the officers and employees of the Company.

                                (iii) Notwithstanding any provision of any annual or long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal any unpaid annual bonus which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date.

                          (b) (i) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter referred to as the "Total Payments") would be subject (in whole or part), to the Excise Tax, then, after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement, the cash Severance Payments shall first be reduced, and the noncash Severance Payments shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions attributable to such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments).

                                (ii) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm (the "Auditor") which was, immediately prior to the Change in Control, the Company's independent auditor, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (C) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                                (iii) At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). If the Executive objects to the Company's calculations, the Company shall pay to the Executive such portion of the Severance Payments (up to 100% thereof) as the Executive determines is necessary to result in the proper application of subsection (i) of this Section 12(b).

                     (c) After a Change in Control, the Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                     (d) Upon the occurrence of a Change in Control, all outstanding stock options granted to the Executive under the Company's 1993 Stock Option Plan for Executive Officers and Directors (or other Company stock option plan or arrangement) which have not yet vested as of the date of the Change in Control shall become fully vested and immediately exercisable as of the date of the Change in Control.

          13. Termination Procedures and Compensation During Dispute.

                     (a) Notice of Termination. During the Term and after a Change in Control, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 17 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, after a Change in Control, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                     (b) Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

                     (c) Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 13(c)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

                     (d) Compensation During Dispute. If a purported termination occurs following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 13(c) hereof, the Company shall continue to pay the Executive his Base Salary in effect when the notice giving rise to the dispute was given and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 13(c) hereof. Amounts paid under this Section 13(d) are in addition to all other amounts due under this Agreement (other than those due under Section 10 and 11 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

          14. No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 12 hereof or Section 13(d) hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 12(a)(ii) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

          15. Confdentiality; Nonsolicitation, Noncompetition.

                     (a) The Executive covenants and agrees:

                                (i) That he will not knowingly divulge any material or confidential proprietary matters of the Company which are not otherwise in the public domain, including, without limitation, financial records, trade secrets, business plans, pricing policies, and customer lists, except as required in the course of performing duties hereunder or as required by law, regulation or judicial or other legal process, either during or after the termination of employment by the Company; That he will deliver to the Company on termination of his employment by the Company, at the Company's expense all memoranda, notes, records, reports and other documents, and all copies thereof, relating to the business of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company, and which he may then possess or have under his control.

                                (ii) That during the Term the Executive, alone or together with any other person, firm, partnership, corporation or other entity whatsoever, except any subsidiaries or affiliates of the Company, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, employee, representative, landlord, sublandlord, public relations or advertising representative, management consultant or otherwise, will not engage in, or become or be interested in or associated with, any other person, corporation, firm, partnership or other entity whatsoever engaged in a business in which the Company shall then be engaged in or in which the Company within the preceding twelve (12) months engaged in or at any time during such period was the subject of a formal business proposal which the Company was actively considering.

                     (b) With respect to employment after termination of the Executive's employment with the Company:

                                (i) Throughout his employment and for a period of two (2) years after termination of his employment, he will not directly or indirectly, induce or attempt to influence any employee of the Company to leave its employ; aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed by the Company within the 365 day period next preceding such requested aid; induce or attempt to influence any person or business entity who was a customer or supplier of the Company during any portion of said period to transact business with a competitor of the Company; or participate in planning for or accept any employment or any other association with any company which then employs more than two former employees of Company within the 365 day period next preceding his termination of employment with the Company without the prior written consent of the Company.

                                (ii) Throughout his employment and for a period of two (2) years after termination of his employment he will not, directly or indirectly, become interested in, or otherwise become employed by or act as a consultant or lender to, or render any services to, or become a director, officer, employee, principal, agent, stockholder, manager, member, owner or partner of, or employer of any other business or organization (a "Competing Business") which engages in the business of transmodal chassis and transmodal dry freight container leasing; provided, however, that, notwithstanding the foregoing, it shall not be a violation of this Section 15(b)(ii) for the Executive to become the registered or beneficial owner of up to two percent (2%) of any class of the capital stock of a Competing Business registered under the Securities Exchange Act of 1934, as amended, provided that the Executive does not otherwise participate in the business of such corporation.

                     (c) Remedies for Breach. The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Section 15 will be inadequate and that the Company, in addition to such other remedies as may be available to it in law or in equity, shall be entitled to institute proceedings in any court or courts of competent jurisdiction to obtain damages for breach of this Agreement and permanent injunctive relief without bond or other security. The parties further agree that the Company shall be entitled to apply to any court having jurisdiction for temporary injunctive relief pending permanent injunctive relief in arbitration.

          16. Successors; Binding Agreement.

                     (a) In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

          17. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company: Interpool, Inc. 211 College Road East Princeton, New Jersey 08540 Attention: Chief Executive Officer

          18. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 12 and 13 hereof) shall survive such expiration.

          19. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          21. Settlement of Disputes; Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          22. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                     (a) "Accrued Obligations" shall have the meaning set forth in Section 11 (a) hereof.

                     (b) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                     (c) "Auditor" shall have the meaning set forth in Section 12(b) hereof.

                     (d) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

                     (e) "Base Salary" shall have the meaning set forth in Section 6(a) hereof.

                     (f) "Beneficial Owner" shall have the meaning set forth in Rule l3d-3 under the Exchange Act.

                     (g) "Board" shall mean the Board of Directors of the Company.

                     (h) "Cause" for termination by the Company of the Executive's employment shall mean: (i) the Executive's conviction of a felony or (ii) the willful and substantial failure by the Executive to perform the Executive's services as provided herein for a period continuing for more than ten (10) days after the issuance of a Notice of Termination by the Company to the Executive, which notice shall specify in reasonable detail the details of such failure to perform. For purposes of clause (ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) after a Change in Control and during the Term, in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

                     (i) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

                                (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                                (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or any parent thereof (or a majority plus one member where such board comprises an odd number of members), or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                                (iv) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

                                           Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                     (j) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                     (k) "Company" shall mean Interpool, Inc. and, except in determining under Section 21(i) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                     (l) "Date of Termination" shall have the meaning set forth in Section 13(b) hereof.

                     (m) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                     (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                     (o) "Excise Tax" shall mean any excise tax imposed under Section 4999 of the Code.

                     (p) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                     (q) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence, following a Change in Control, (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act:

                                (i) the assignment to the Executive of any duties inconsistent with the Executive's status as Executive Vice President and Chief Administrative Officer of the Company as compared to the Executive's duties and status on the date hereof (and as such duties and status may be increased hereafter), or a substantial adverse alteration or change in the scope, nature or status of any of the Executive's responsibilities from the scope, nature or status on the date hereof (and as the scope, nature and status of such responsibilities may be increased hereafter);

                                (ii) a reduction by the Company in the Executive's Base Salary and/or minimum annual bonus in effect immediately prior the Change in Control;

                                (iii) the relocation of the Executive's principal place of employment to a location which is more than 30 miles outside of Princeton, New Jersey or the Company's requiring the Executive to be based anywhere other than the Executive's principal place of employment (or permitted relocation thereof) as set forth in Section 5 of this Agreement, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                                (iv) the failure by the Company to continue to provide the Executive with employee benefits substantially similar to those enjoyed by the Executive under any of the Company's retirement, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control;

                                (v) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 13(a) hereof; for purposes of this Agreement, no such purported termination shall be effective. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                                For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

                     (r) "Notice of Termination" shall have the meaning set forth in Section 13(a) hereof.

                     (s) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                     (t) "Severance Payments" shall have the meaning set forth in Section 12(a) hereof.

                     (u) "Tax Counsel" shall have the meaning set forth in Section 12(b) hereof.

                     (v) "Term" shall mean the period of time described in Section 3 hereof (including any extension, continuation or termination described therein).

                     (w) "Total Payments" shall mean those payments so described in Section 12(b) hereof.

                     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTERPOOL, INC. By: Name: Title: /s/ Herbert Mertz Herbert Mertz Address: 136 Quarry Lane Princeton, NJ